As filed with the Securities and Exchange Commission on May 4, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMN HEALTHCARE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1500476 (I.R.S. Employer Identification No.)

2999 Olympus Boulevard, Suite 500 Dallas, Texas (Address of Principal Executive Offices)	75019 (Zip Code)

AMN Healthcare 2025 Equity Plan
(Full title of the plan)

Whitney M. Laughlin, Esq.
Chief Legal Officer and Corporate Secretary
AMN Healthcare Services, Inc.
2999 Olympus Boulevard, Suite 500
Dallas, Texas 75019

(Name and address of agent for service)

(866) 871-8519
(Telephone number, including area code, of agent for service)

Copy to:
Clinton W. Rancher
Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002
(713) 229-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

AMN Healthcare Services, Inc. (the “Company” or the “registrant”) has prepared this Registration Statement on Form S-8 (this “Registration Statement”) pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 1,420,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), issuable in respect of awards granted under the AMN Healthcare 2025 Equity Plan (as amended from time to time, the “Plan”). In accordance with General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (Registration No. 333-286972) filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 5, 2025 relating to the Plan are incorporated by reference into this Registration Statement, except for those items being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to federal securities laws and regulations, the following documents filed with the Commission by the Company are incorporated by reference in this Registration Statement and will be deemed to be a part hereof:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 20, 2026 (the “2025 Form 10-K”);

(b)	the information included in the Company’s Definitive Proxy Statement on Schedule 14A for the Company’s 2026 Annual Meeting of Shareholders, filed with the Commission on March 18, 2026, to the extent incorporated by reference in Part III of the 2025 Form 10-K;

(c)	the Company’s Current Reports on Form 8-K, filed with the Commission on February 5, 2026 and May 4, 2026; and

(d)	the description of the Common Stock set forth in the Company’s Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on October 26, 2001, as updated by the description of the Common Stock set forth in Exhibit 4.5 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on February 22, 2023, as updated by the description of the Common Stock set forth in Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Commission on May 9, 2025, and any subsequent amendment or report filed for the purpose of updating any such description.

Except to the extent that information is deemed furnished and not filed pursuant to federal securities laws and regulations, all reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed amendment to this Registration Statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

Exhibit Number	Description
4.1	Second Amended and Restated Certificate of Incorporation of AMN Healthcare Services, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Commission on May 9, 2024).

4.2	Amended and Restated By-laws of AMN Healthcare Services, Inc. dated December 11, 2025 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated December 11, 2025, filed with the Commission on December 11, 2025).

4.3	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Commission on March 18, 2002).

4.4	AMN Healthcare 2025 Equity Plan (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K dated May 2, 2025, filed with the Commission on May 5, 2025).

4.5	Amendment No. 1 to the AMN Healthcare 2025 Equity Plan (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K dated May 1, 2026, filed with the Commission on May 4, 2026).

5.1*	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

23.2*	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages hereto).

107.1*	Filing Fee Table.

*        Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 4, 2026.

AMN HEALTHCARE SERVICES, INC.

By:	/s/ Caroline S. Grace
Name:	Caroline S. Grace
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Caroline S. Grace, Brian M. Scott and Whitney M. Laughlin, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 4, 2026.

Signature	Title

/s/ Caroline S. Grace	President and Chief Executive Officer and Director (Principal Executive Officer)
Caroline S. Grace

/s/ Brian M. Scott	Chief Financial Officer and Chief Operating Officer (Principal Financial Officer and Principal Accounting Officer)
Brian M. Scott

/s/ Mark G. Foletta	Director and Chairman of the Board
Mark G. Foletta

/s/ Jorge A. Caballero	Director
Jorge A. Caballero

/s/ Teri G. Fontenot	Director
Teri G. Fontenot

/s/ James H. Hinton	Director
James H. Hinton

/s/ Celia P. Huber	Director
Celia P. Huber

/s/ Daphne E. Jones	Director
Daphne E. Jones

/s/ Eric Palmer	Director
Eric Palmer

/s/ Sylvia Trent-Adams	Director
Sylvia Trent-Adams